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                                                            EXHIBIT 99.1

PROXY


                             INTERPOINT CORPORATION
                               10301 Willows Road
                                 P.O. Box 97005
                             Redmond, WA 98073-9705

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 11, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             INTERPOINT CORPORATION


        The undersigned hereby appoints Peter H. van Oppen and Leslie S. Rock, and either of them, attorneys and proxies, with full power of substitution, to vote as designated below all shares of Common Stock of Interpoint Corporation ("Interpoint") held of record by the undersigned on August 26, 1996, at the Special Meeting of Shareholders of Interpoint to be held at the offices of Perkins Coie, 1201 Third Avenue, 40th Floor, Seattle, Washington on Friday, October 11, 1996, at 9:00 a.m., and at any adjournments or postponements thereof with all the powers the undersigned would possess if personally present.





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                                                         Please mark
                                                         your vote as
                                                         indicated in
                                                         this sample   [X]

                                                       FOR   AGAINST   ABSTAIN
APPROVAL OF THE AGREEMENT AND PLAN OF MERGER DATED AS  [ ]     [ ]       [  ]
OF JULY 1, 1996 BY AND AMONG CRANE CO., CRANE
ACQUISITION CORP. AND INTERPOINT AND THE TRANSACTIONS
CONTEMPLATED THEREBY.

The Board of Directors recommends that you vote "FOR" the Proposal.

THIS PROXY WILL BE VOTED AS DIRECTED ON THIS PROXY CARD.
WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE
VOTED FOR THE PROPOSAL.

Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this proxy in the enclosed return envelope so that your shares may be represented at the meeting.



(Print Shareholder Name(s))____________________

(Signature(s) of Shareholder or Authorized
Signatory)_____________________________________

Dated:________________, 1996

Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the name(s) of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executives, administrators or other fiduciaries who execute the above proxy for a designated stockholder should give their full title. Please date the proxy.
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